                                                          EXHIBIT (10)G.(i)



                             UNITED JERSEY BANKS

                          DEFERRED COMPENSATION PLAN
                          FOR THE BOARD OF DIRECTORS


1. United Jersey Banks (the "Company") hereby establishes The United Jersey Banks Deferred Compensation Plan (the "Plan") for the benefit of members of the Board of Directors of the Company. A Director may elect to defer receipt of all fees payable to the Director by the Company for services rendered as a member of the Board of the Company and Committees thereof, following the effective date of such election and prior to revocation of the election. For purposes of the Plan, "Directors Fees" shall mean any compensation payable to a Director for services rendered to the Company in that capacity, including fees payable for services as a member of any Committee of the Board of Directors.

2. The Comapny shall establish and maintain a book memorandum account ("Memorandum Account") which shall be administered by the Chief Financial Officer of the Company in the name of each Director who elects to participate in the Plan. Upon a Director's election, pursuant to the election provisions of the Plan, to defer receipt of all of his Directors' Fees each quarter, the Company shall credit such amounts to the Memorandum Account as of the last day of each quarter and shall also credit to the Memorandum Account as of the end of each calendar quarter an additional amount equal to interest at the rate currently paid by United Jersey Bank on IRA and Keogh Accounts, or such other rate as the Board of Directors may from time to time determine, compounded quarterly, on the amounts held in the Memorandum Account as of the end of the previous calendar quarter. All right, title, and interest in and to all amounts credited to the Memorandum Account shall at all times be the sole and absolute property of the Company and shall in no event be deemed to constitute a fund or collateral security for the payments provided under the applicable Plan provisions. All amounts credited to the Memorandum Account shall for all purposes be a part of the general funds of the Company. To the extent that any Director or his designee acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Neither the Director nor his designee shall have any interest in any amounts credited to the Memorandum Account, or any right to commute, encumber, pledge, sell, assign, or transfer any right to receive payments under the Plan, except by will or the laws of descent and distribution.
    All payments and rights thereto are expressly declared to be non-assignable.

3. An election to defer receipt of Directors' Fees shall be made in writing on a form provided for that purpose, and shall become effective upon filing with the Secretary of the Company, or such later effective date stated thereon. An election shall remain in effect for each succeeding calendar year unless the Director amends or terminates his election by a notice in writing filed with the Secretary of the Company. Any amendment or termination of an election shall be applicable only prospectively for Directors' Fees payable for services rendered after the effective date of the amendment or termination and shall not affect amounts previously credited to the Memorandum Account. A Director may not amend or terminate his Memorandum Account with respect to the method or time of payment of amounts held in or to be credited to the Memorandum Account.

4. All amounts credited to the Memorandum Account shall be paid to the Director, if living, at the time and in the manner specified in his initial election filed with the Company. The Director may elect to receive all amounts credited to the Memorandum Account in one lump-sum or in a specified number of annual installment payments (the amounts of which shall equal a fraction of the balance credited to the Memorandum Account at the time of such payment, the numerator of such fraction being one (1) and the denominator of such fraction being the number of unpaid annual installments). The date on which lump-sum payment or the initial installment payment shall be made shall be specified in the form of an election filed with the Company and shall be determined by reference to a Director's age and/or the date on which he ceases to be a Director.

5. In the event that a Director shall die before all amounts credited to the Memorandum Account shall have been paid to him, the Company shall make payments of the balance of the Memorandum Account in one lump-sum to such person or persons as the Director shall designate by notice in writing filed with the Company or, in the absence of such designation, to the Director's estate. The Director may, from time to time, by notice filed with the Company, substitute another or further beneficiary or beneficiaries to receive all or a portion of such lump-sum payment payable subsequent to his death.

6. Any amendments or termination of the Plan shall be made at the discretion of the Board of Directors. However, any changes made thereto will not affect any amount already credited to the Memorandum Account.


                                     -2-